UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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E. I. du Pont de Nemours and Company
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AN IMPORTANT MESSAGE FOR ALL DUPONT SHAREHOLDERS Next Generation DuPont: Delivering Higher Growth and Higher Value Your Board of Directors Seeks Your Support at the Annual Meeting Of Shareholders on May 13, 2015 Make Your Vote Count—Vote FOR Dupont’s Highly Qualifi ed Nominees Using the WHITE Proxy Card TODAY

USE OF NON-GAAP MEASURES: This document contains certain non-GAAP measurements that management believes are meaningful to investors because they provide insight with respect to operating results of the company and additional metrics for use in comparison to competitors. These measures should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies. This data should be read in conjunction with previously published company reports on Forms 10-K, 10-Q, and 8-K. These reports, along with reconciliations of non-GAAP measures to GAAP are available on the Investor Center of www.dupont.com under Key Financials & Filings. Reconciliations of non-GAAP measures to GAAP are provided below.

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)

RECONCILIATION OF ADJUSTED OPERATING EPS	2014	2008
GAAP EPS from continuing operations	3.90	2.28
Add: Significant Items	0.01	0.42
Add: Non-Operating Pension & OPEB Costs / (Credits)	0.10	(0.28)
Operating EPS (Non-GAAP)	4.01	2.42
Less: Performance Chemicals [a,b]	0.82	0.59
Less: Pharma [c]	0.02	0.73
Adjusted Operating EPS (excluding Performance Chemicals, Pharma) (Non-GAAP)	3.17	1.10

(a) Prior periods reflect the reclassifications of Viton® fluoroelastomers from Performance Materials to Performance Chemicals.
(b) Performance Chemicals operating earnings assumes a base income tax rate from continuing operations of 19.2% and 20.4% for 2014 and 2008, respectively.
(c) Pharma operating earnings assumes a 35% tax rate.

RECONCILIATION OF NON-GAAP MEASURES (UNAUDITED)
(dollars in millions)

SEGMENT SALES	2014	2008
Total Segment Sales[a]	35,011	26,499
Less: Performance Chemicals[b]	6,497	6,245
Less: Other	5	160
Total Segment Sales (excluding Performance Chemicals and Other)	28,509	20,094
SEGMENT ADJUSTED OPERATING EARNINGS		
Segment Pre-tax Operating Income (PTOI) (GAAP)[c]	6,356	3,373
Less: Performance Chemicals PTOI[b]	913	619
Less: Other/Pharma PTOI	(391)	839
Less: Corporate Expenses[d]	572	479
Add: Significant Items[e]	(444)	466
Segment Adjusted Operating Earnings (excluding Performance Chemicals and Other/Pharma)[f] (Non-GAAP)	4,818	1,902

(a) Segment sales includes transfers.
(b) Prior periods reflect the reclassifications of Viton® fluoroelastomers from Performance Materials to Performance Chemicals.
(c) Segment PTOI is defined as income (loss) from continuing operations before income taxes excluding non-operating pension and other postretirement employee benefit costs, exchange gains (losses), corporate expenses and interest.
(d) Represents total corporate expenses excluding significant items, an estimate of DuPont Performance Coatings residual costs and an estimate for an amount that would be allocated to Performance Chemicals.
(e) Represents significant items included in Segment PTOI, excluding those related to Performance Chemicals and Other/Pharma.
(f) Segment adjusted operating margin (non-GAAP) is based on total segment sales and segment adjusted operating earnings, excluding Performance Chemicals and Other/Pharma.

FORWARD LOOKING STATEMENTS This document contains forward-looking statements which may be identified by their use of words like "plans," "expects," "will," "believes," "intends," "estimates," "anticipates" or other words of similar meaning. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, regulatory approval, market position, anticipated benefits of recent acquisitions, timing of anticipated benefits from restructuring actions, outcome of contingencies, such as litigation and environmental matters, expenditures and financial results, are forward looking statements. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company's control. Some of the important factors that could cause the company's actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; ability to respond to market acceptance, rules, regulations and policies affecting products based on biotechnology; significant litigation and environmental matters; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, weather events and natural disasters; ability to protect and enforce the company's intellectual property rights; successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses and successful completion of the proposed spinoff of the Performance Chemicals segment including ability to fully realize the expected benefits of the proposed spinoff. The company undertakes no duty to update any forward-looking statements as a result of future developments or new information.

ADDITIONAL INFORMATION AND WHERE TO FIND IT
DuPont has filed a definitive proxy statement with the U.S. Securities and Exchange Commission (the "SEC") with respect to the 2015 Annual Meeting. DUPONT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE ACCOMPANYING WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

DuPont, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from DuPont stockholders in connection with the matters to be considered at DuPont's 2015 Annual Meeting. Information about DuPont's directors and executive officers is available in DuPont's definitive proxy statement, filed with the SEC on March 23, 2015, for its 2015 Annual Meeting. To the extent holdings of DuPont's securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement and, to the extent applicable, will be updated in other materials to be filed with the SEC in connection with DuPont's 2015 Annual Meeting. Stockholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by DuPont with the SEC free of charge at the SEC's website at www.sec.gov. Copies also will be available free of charge at DuPont's website at www.dupont.com or by contacting DuPont Investor Relations at (302) 774-4994.

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Total Shareholder Return DuPont S&P 500 Proxy Peers 3 WITH A 212-YEAR HISTORY, DuPont is one of the great icons of American innovation. Over the last six years, your management team and Board have been building the next generation DuPont, refining our portfolio to focus on higher growth, less cyclical businesses where our advanced science and engineering capabilities can create the greatest value for you, our shareholders. This strategy is delivering results now while positioning the Company for future success. By voting FOR the DuPont Board of Directors on the enclosed WHITE proxy card, you will be voting FOR: A Proven Track Record of Superior Value Creation A Highly Qualified, Active and Independent Board that Holds Management Accountable A Strategic Plan for Higher Growth and Higher Value A Powerful Innovation Platform Increased Profitability through Greater Efficiency and Lower Costs A Strong Record of Returning Capital to Shareholders, Including Dividend Growth A proven track record of superior value creation If you had invested $100 in DuPont when Ellen Kullman became CEO, it would have grown to $366 by the end of 2014. This equates to a total shareholder return of 266%, including increases in stock price and dividends – higher than the S&P 500 and our proxy peers over the same time period.1 VOTE THE WHITE PROXY CARD TODAY 12/31/08 12/31/09 12/31/10 12/31/11 12/31/12 12/31/13 12/31/14 300% 266% 159% 133% 250% 200% 150% 100% 50% 0% (50%) -50 0 50 100 150 200 250 300 -50 0 50 100 150 200 250 300

4 DuPont has a world-class Board composed of highly qualified, active and independent directors who hold management fully accountable to its mandate to build value for you. Your Board has the right mix of experience and skills to oversee a global science and technology-driven company like DuPont. • Except for CEO Ellen Kullman, all directors are independent • Ten of our directors are current or former CEOs, CFOs or COOs of major public companies, including: » Bristol-Myers Squibb, Colgate-Palmolive, Cummins, Eaton, Fresenius, Georgia-Pacific, Lockheed Martin, LyondellBasell, Rayonier and Tyco International • Since 2011, six talented directors have joined the Board, adding fresh perspectives • Two directors added this year have proven track records of transforming businesses and creating tremendous shareholder value: » Ed Breen, Chairman and former CEO of Tyco – during his tenure, Tyco delivered a 703% total shareholder return2 » Jim Gallogly, Former Chairman and CEO of LyondellBasell – under his leadership, LyondellBasell delivered a 593% total shareholder return3 • Our directors also bring relevant scientific and regulatory perspectives from the public sector, including a former head of the U.S. Environmental Protection Agency and a scientist named one of the “100 Most Influential Chemical Engineers of the Modern Era” 4 A highly qualified, active and independent Board

5 $4 $3 $2 $1 $0 Adjusted Operating Earnings Per Share 2008 2014 0 1 2 3 4 $1.10 $3.17 A strategic plan for higher growth and higher value Strong Earnings Growth for Post-Spin Businesses 19% Adjusted Operating EPS Compound Annual Growth Rate 5 Ongoing Businesses 188% GROWTH FROM 2008-2014 Over the past six years, we have been transforming DuPont to deliver higher growth and higher value. We acquired Danisco and Pannar Seed and sold our Performance Coatings business, and within a few months expect to spin-off Chemours, our Performance Chemicals business. With that step, DuPont will be entirely focused on three areas of strategic priority where our science and engineering capabilities can deliver the greatest value for shareholders: extending our leadership position in Agriculture & Nutrition; strengthening and growing our leading position in Advanced Materials; and building transformational new businesses in Bio-based Industrials. The operating performance of our post-spin businesses shows that this is the right strategy for DuPont shareholders. The competitive advantages these businesses enjoy as part of DuPont will continue to create superior value for all of our shareholders.

6 The spirit of innovation has always been strong at DuPont. Our science has made the world a better place and created enormous shareholder value. The next generation DuPont is solving some of today’s greatest global challenges by delivering: • Safer, more nutritious food • High-performance, cost-effective, energy-efficient materials • Renewably sourced, bio-based materials and fuels Company-wide, we launched nearly 1,600 new products and filed more than 1,650 US patents in 2014 alone. Excluding Performance Chemicals, new products introduced in the past four years delivered 32% of sales in 2014. Management’s laser-focus on profitability has resulted in: • Elimination of more than $2 billion in costs • Expansion of segment adjusted operating margins from 9.5% to 16.9%6 In addition, our enterprise-wide operational redesign is expected to achieve annual run-rate savings of approximately $1 billion by the end of 2015 and at least $1.3 billion by the end of 2017, and we will continue to pursue additional savings. A powerful innovation platform Increased profitability through greater efficiency and lower costs

A strong record of *returning capital* to shareholders, including dividend growth

The Board and management have returned $14 billion to shareholders since 2009.

Our record includes:

- **442** consecutive quarterly dividends, even during the global financial crisis
- **$3.7 billion** returned to shareholders in 2014 alone, including a **4%** increase in our common stock dividend
- Dividend growth of **12%** since 2009
- Commitment to return to shareholders one-time dividend proceeds from the Chemours spin-off, currently estimated at approximately **$4 billion**[8]

$14 Billion in Cumulative Capital Returned to Shareholders[7]



$1B
$3B
$5B
$7B
$10B
$14B
2009
2010
2011
2012
2013
2014

1 Total Shareholder Return measured from 12/31/08 – 12/31/14. Calculated as the appreciation or depreciation of share price, plus any dividends, over a given period, expressed as a percentage of the share's value at the beginning of the period. Assumes dividends are re-invested at the closing price applicable on the ex-dividend date. Source: Datastream. Proxy Peers: 3M, Air Products, Baxter Intl, Boeing, Caterpillar, Dow Chemical, Emerson, Honeywell, Ingersoll-Rand, Johnson Controls, Johnson and Johnson, Kimberly Clark, Merck, Monsanto, Procter and Gamble, Syngenta AG and United Technologies. TSR reported on a market cap weighted basis.

2 As calculated from July 25, 2002 – February 3, 2015.

3 As calculated from April 28, 2010 (the first trade date for LyondellBasell after its emergence from bankruptcy) through September 29, 2014 (the date one day prior to the date that the company announced Mr. Gallogly's intent to retire).

4 Awarded by American Institute of Chemical Engineers.

5 Adjusted operating EPS defined as diluted earnings per share from continuing operations excluding non-operating pension/OPEB costs, significant items, Performance Chemicals and Pharma; EPS Compounded Annual Growth Rate is calculated from 12/31/08 – 12/31/14. Reconciliations of non-GAAP measures to GAAP are included on page 2.

6 Segment adjusted operating margins are calculated using segment pre-tax operating income plus significant items; calculations included certain corporate expenses and excluded adjusted operating earnings of Performance Chemicals and Pharma/Other. Reconciliations of non-GAAP measures to GAAP are included on page 2.

7 Represents cumulative share repurchases and dividends paid from 12/31/08 – 12/31/14.

8 DuPont expects to return all or substantially all of the one-time dividend proceeds from Chemours, currently estimated at $4 billion, to DuPont shareholders via share repurchases within 18 months of the separation, with a portion expected to be returned in 2015.

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VOTE THE WHITE PROXY CARD TODAY Please vote FOR your Board’s nominees TODAY by telephone, online, or by signing, dating and returning the WHITE proxy card in the postage-paid envelope provided. REMEMBER: Trian Fund Management has a high risk, value destructive plan to break up DuPont and add excessive debt to the Company. We urge you NOT to vote using any “gold” proxy card sent to you by Trian, as doing so will revoke your vote on the WHITE proxy card. YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies: INNISFREE M&A INCORPORATED Stockholders May Call: (877) 750-9501 (toll-free from the US and Canada) (412) 232-3651 (from other locations) Protect the value of your investment